Exhibit 10.26

LOAN PURCHASE AGREEMENT

Dated as of                 , 20

by and between

LENDINGCLUB CORPORATION,

as seller and

[                             ]

as purchaser

(Unsecured Consumer Loans)

THIS LOAN PURCHASE AGREEMENT, dated as of                 , 20     (the “Effective Date”), by and between LendingClub Corporation, a Delaware corporation, as seller (“Seller”), and, a [                            ] as purchaser (“Purchaser”).

RECITALS

WHEREAS, from time to time, Seller purchases, without recourse, unsecured consumer loans from banking partners;

WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to buy from Seller, from time to time, certain of these unsecured consumer loans, on a whole loan basis, and Seller and Purchaser desire to set forth the terms and conditions under which Purchaser will purchase such loans.

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller and Purchaser hereby agree as follows:

ARTICLE 1.

DEFINITIONS

1.1.	Defined Terms.

As used in this Agreement, the following words shall have the meanings set forth below:

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Persons means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Loan Purchase Agreement, including all exhibits and schedules attached hereto or delivered in connection herewith, as such agreement may be amended, supplemented and modified from time to time.

“Applicable Law” means all federal, state and local laws, statutes, rules, regulations and orders applicable to any Purchased Loan (including without limitation the underwriting, origination, servicing, ownership, holding, acquisition and sale of such Purchased Loan), and all requirements of any Regulatory Authority having jurisdiction over the Seller and the Bank, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.

“Bank” means a bank, savings association, or credit union chartered in the United States, or a foreign depository institution acting through a U.S. bank branch, regulated by and subject to the authority of a Regulatory Authority, from which Seller purchases loans, which Bank is the initial issuer of Loans.

“Bank Program” means the Seller’s program for acquiring Loans from Bank.

“Borrower” means, with respect to each Loan, each Person or other obligor (including any co-borrower, co-maker, co-signor or guarantor) who is obligated under the terms of such Loan.

“Borrower Data” has the meaning set forth in Section 6.3.

“Business Day” means any day other than: (a) a Saturday or Sunday; (b) a legal or federal holiday; and (c) a day on which banking and savings and loan institutions in San Francisco, California, New York, New York, or the State of Utah are required or authorized by Applicable Law or Regulatory Authority to be closed for business.

“Confidential Information” has the meaning set forth in Section 6.2.

“Credit Criteria” means the various minimum credit criteria and underwriting procedures set forth on Exhibit A hereto.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Eligible Loan” means, as of the Purchase Date, a Loan that has been originated by Bank and acquired by Seller from Bank in accordance with the Seller’s program for acquiring Loans from Bank.

“Event of Default” has the meaning set forth in Section 8.2.

“Indemnified Party” has the meaning set forth in Section 5.2.

“Indemnifying Party” has the meaning set forth in Section 5.2.

“Insolvent” means the failure to pay debts in the ordinary course of business or the inability to pay debts as they come due.

“Launch Date” means the date mutually agreed upon by each Party for Purchaser to commence purchasing Loans as described in Article 2.

“Loan” means an unsecured consumer loan originated by Bank and acquired by Seller, which includes, on a whole loan basis, all right, title and interest of Bank, as holder of both the beneficial and legal title to such loan, including without limitation: (a) the related Loan Document Package, the related Records and all other loan documents, files and records for such Loan; (b) all proceeds from such Loan (including without limitation any monthly payments, any prepayments and any other proceeds); and (c) all other rights, titles, interests, benefits, proceeds, remedies and claims in favor or for the benefit of Bank arising from or relating to such Loan. Notwithstanding the foregoing, Seller will retain the customer relationship with Borrower.

“Loan Documents” means each of the loan documents listed on Exhibit B attached hereto, as such exhibit may be modified by Seller from time to time in its sole discretion upon written notice to Purchaser.

“Loan Document Package” means, with respect to any Loan, all of the promissory notes, loan agreements and other documents executed and delivered in connection with the origination, funding, acquisition and ownership of such Loan, including, without limitation, each of the loan documents listed on Exhibit B attached hereto, as such exhibit may be modified from time to time in the sole discretion of Seller upon written notice to Purchaser.

“Material Adverse Change” means, with respect to any Person, any material adverse change in the business, financial condition, operations, or properties of such Person that would substantially prevent or impair the Person’s ability to perform any of its obligations under this Agreement.

“Material Adverse Effect” means (a) a Material Adverse Change with respect to the Party or any of its Affiliates taken as a whole; (b) a material impairment of the ability of the Party to perform under this Agreement (which impairment cannot be timely cured, to the extent a cure period is applicable); or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against the Party.

“Maximum Purchase Amount” has the meaning set forth in Section 2.1.

“Non-Offered Loan” means a prospective Loan that was initially considered an Eligible Loan and offered to Purchaser pursuant to Section 2.2, but which Loan subsequently fails to issue either because (a) the prospective Borrower withdraws or abandons the request for such Loan or otherwise fails to complete the underwriting or review process to obtain such Loan, or (b) the further review or verification of the prospective Loan by Seller determines that such Loan is not an Eligible Loan or such Loan is otherwise rejected for purchase by Seller from Bank.

“Non-Public Borrower Data” has the meaning set forth in Section 6.3.

“Party” means either Seller or Purchaser, and “Parties” means Seller and Purchaser.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or other entity, including any government agency, commission, board, department, bureau or instrumentality.

“Purchase Commitment” means the selection of prospective Eligible Loans by Purchaser through the Purchaser Online Account which shall constitute an irrevocable commitment by Purchaser to purchase and a commitment by Seller to sell such prospective Eligible Loans (excluding any prospective Eligible Loan that becomes a Non-Offered Loan) pursuant to Section 2.2.

“Purchase Date” means, with respect to each Purchased Loan, the date that such Purchased Loan is purchased by the Purchaser under this Agreement.

“Purchase Instructions” has the meaning set forth in Section 2.1.

“Purchase Limitation” has the meaning set forth in Section 2.2(c).

“Purchase Price” has the meaning set forth in Section 2.2(b).

“Purchased Loan” means any Eligible Loan that is purchased by Purchaser under the terms of this Agreement, which shall be identified on the respective Purchased Loan Confirmation.

“Purchased Loan Confirmation” means with respect to each prospective Eligible Loan subject to purchase, either or both an email notification by Seller to Purchaser or posting by Seller to the Purchaser Online Account pursuant to which Seller confirms to Purchaser that such Eligible Loan has been issued and then purchased by Purchaser as a Purchased Loan hereunder on the respective Purchase Date as identified by such Purchased Loan Confirmation.

“Purchaser Activity Status Report” means from time to time information provided by Seller through the Purchaser Online Account or email to Purchaser that sets forth each prospective Eligible Loan for which Purchaser has made a Purchase Commitment, each such prospective Eligible Loan that has become a Non-Offered Loan, and each such prospective Eligible Loan for which a Purchased Loan Confirmation was issued.

“Purchaser Online Account” means the account established by Purchaser on Seller’s platform which provides Purchaser with online access to the platform and in which Seller posts activity relating to the commitment and purchase by Purchaser of Loans hereunder.

“Records” means, with respect to any Purchased Loan, any loan applications, change-of- terms notices, credit files, servicing and other records, credit bureau reports or other documentation or information relating to or regarding such Loan (including computer tapes, magnetic files, and information in any other format).

“Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over a Party, any Loan or any Borrower.

“Repurchase Price” has the meaning set forth in Section 7.2.

“Seller” has the meaning set forth in the introductory paragraph.

“Servicer” means LendingClub Corporation, or its successor in interest or permitted assigns, in its capacity as the servicer under the Servicing Agreement, or any successor to Servicer under the Servicing Agreement as provided therein.

“Servicing Agreement” means that certain Servicing Agreement of even date herewith, pursuant to which Seller will act as the initial servicer of the Purchased Loans for Purchaser, which agreement may be subsequently amended or restated.

“UCC” means the Uniform Commercial Code as in effect from time to time in each State as applicable to the respective actions of Seller relating to the creation, perfection, priority, validity and/or enforcement of the backup security interest granted by Seller to Purchaser hereunder.

1.2.	Rules of Construction.

(a) As used in this Agreement: (i) all references to the masculine gender shall include the feminine gender (and vice versa); (ii) all references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”; (iii) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (iv) references to “dollars” or “$” shall be to United States dollars unless otherwise specified herein; and (v) unless otherwise specified, all references to days, months or years shall be deemed to be preceded by the word “calendar”; (vi) all references to “quarter” shall be deemed to mean calendar quarter.

(b) The fact that any Party provides approval or consent shall not mean or otherwise be construed to mean that: (i) either Party has performed any due diligence with respect to the requested or required approval or consent, as applicable; (ii) either Party agrees that the item or information for which the other Party seeks approval or consent complies with any Applicable Law; (iii) either Party has assumed the other Party’s obligations to comply with all Applicable Law arising from or related to any requested or required approval or consent; or (iv) except as otherwise expressly set forth in such approval or consent, either Party’s approval or consent impairs in any way the other Party’s rights or remedies under the Agreement, including indemnification rights for any failure to comply with all Applicable Law.

ARTICLE 2.

SELLER COMMITMENT AND PURCHASE OF LOANS

2.1.	Seller Commitment.

On or prior to a Launch Date, Purchaser will establish a Purchaser Online Account with Seller. Any Purchaser Online Account may be used by Purchaser to purchase and hold Loans meeting one of the Credit Criteria. To the extent that Purchaser wishes to purchase, pursuant to this Agreement, Loans meeting a different set of Credit Criteria, Purchaser shall establish an additional Purchaser Online Account that shall be subject to the terms of this Agreement. Commencing on the Launch Date, Seller will grant Purchaser the right to view, commit to and purchase Eligible Loans through the Purchaser Online Account. Upon Purchaser’s selection of an Eligible Loan, Seller commits to offer Purchaser, and Purchaser hereby commits to purchase such Eligible Loan; provided, however, that any such prospective Eligible Loan that becomes a Non-Offered Loan shall be released and removed from any Purchase Commitment.

In addition, Purchaser may a) notify Seller of a maximum total amount of Eligible Loans that Purchaser will accept for purchase during the course of a calendar month (the “Maximum Purchase Amount”, and 2) provide its instructions as to the allocation of such Maximum Purchase Amount between grades, terms and other characteristics of Eligible Loans it wishes to purchase. This notification and instruction shall be in the format set forth in Exhibit C to this Agreement (the “Purchase Instructions”). Any Purchase Instructions provided by Purchaser to Seller shall be effective as of the date such Purchase Instructions are accepted by the Seller in writing in its sole discretion and will apply for each subsequent calendar month during the Term of this Agreement, until canceled by either Party or superseded by a new Purchase Instruction. In the event that Purchase provides Seller with a Purchase Instruction, Purchaser acknowledges that Seller will endeavor in good faith to provide a volume of Eligible Loans up to Purchaser’s Maximum Purchase Amount, but Seller makes no guaranty or warranty that it will provide such volume (or any volume) to Purchaser in any given month. Purchaser hereby delegates to Seller the authority to make Purchase Commitments and purchase Eligible Loans on behalf of Purchaser through the Purchaser Online Account up to the Maximum Purchase Amount in accordance with any then-current Purchase Instructions. Upon selection of an Eligible Loan in accordance with the Purchase Instructions, Seller commits to offer Purchaser, and Purchaser hereby commits to purchase such Eligible Loan; provided, however, that any Non-Offered Loans shall be released and removed from any Purchase Commitment.

2.2.	Purchase Procedures for Offer, Commitment and Funding of Purchased Loans.

(a) From time to time, (i) Purchaser, in its sole discretion, or (ii) Seller, acting upon its delegated authority to make Purchase Commitments on behalf of Purchaser as provided in Section 2.1 above, may make a Purchase Commitment for Eligible Loans through the Purchaser Online Account, subject to the Purchase Limitation as defined below. Provided that such committed Eligible Loan does not become a Non-Offered Loan, Purchaser will be irrevocably obligated to purchase the Eligible Loan. Seller will provide a Purchaser Activity Status Report listing all the Eligible Loans which are subject to purchase by Purchaser. Prior to any Purchase Commitment, the Purchaser will have sufficient available funds in its Purchaser’s Online Account for all Purchase Commitments it intends to make on such day. Purchaser shall only be able to execute Purchase Commitments to the extent of sufficient available funds in its Purchaser’s Online Account. Any determination as to whether to make a Purchase Commitment for any Eligible Loan shall be in Purchaser’s sole discretion and at Purchaser’s own risk that information supplied by any Borrower may be incorrect, and Seller makes no representation as to the correctness of any information provided by any Borrower with respect to any Eligible Loan.

(b) With respect to each Eligible Loan to which Purchaser is committed, Seller shall provide prompt notice to Purchaser of any change to the ongoing status of the prospective Eligible Loan, including whether such Loan has become a Non-Offered Loan or such Loan is ready for purchase by Purchaser. Seller will debit the Purchaser Online Account for the full purchase price of each Purchased Loan as indicated through the Purchaser Online Account (the “Purchase Price”). Purchaser will not withdraw funds from the Purchaser Online Account if, after such withdrawal, sufficient available funds in such Purchaser Online Account would be less than the dollar amount necessary to meet Purchaser’s aggregate Purchase Commitments as of the applicable Purchase Date.

(c) Seller may impose a limit on the aggregate amount of Purchase Commitments that Purchaser may make in a given month (a “Purchase Limitation”). If

Seller wishes to impose such a limit, Seller will provide Purchaser thirty (30) days’ prior notice, informing Purchaser of the total aggregate dollar limit of Purchase Commitments that Seller will accept. The Purchase Limitation will go into effect on the first day of the month immediately following the thirtieth day following the notice, and will apply for each month going forward until Seller provides notice that the Purchase Limitation has been modified or lifted. If a Purchase Limitation is in place, Purchaser will not be permitted to make Purchase Commitments in excess of the Purchase Limitation without prior approval of Seller, which approval may be withheld in the sole and absolute discretion of Seller.

2.3.	Conditions Precedent to Purchases.

Purchaser’s obligation to purchase each Eligible Loan in any Purchase Commitment shall be subject to all of the representations, warranties and covenants of Seller contained in this Agreement being true and correct in all material respects as of the applicable Purchase Date. Purchaser’s right to purchase each Eligible Loan hereunder shall be conditioned upon there being sufficient available funds in the Purchaser Online Account to meet any payment obligation.

2.4.	Payment of Purchase Price and Confirmation.

Immediately upon receipt by Seller of the Purchase Price on the Purchase Date, Purchaser shall become, for all purposes, the owner of such Purchased Loan. The Parties acknowledge and agree that the Purchase Price for each Eligible Loan reflects an arms-length negotiation, resolution and transaction.

2.5.	Modification of Loan Document Package.

If any of the documents included in a Loan Document Package are modified, amended, or replaced by Seller in a manner that alters the economic terms of the Loan other than as contemplated by the Loan Documents prior to the Purchase Date, then Seller shall submit such modifications, amendments, or replacement documents to Purchaser, together with a summary of the changes made, at least one (1) Business Day prior to such Purchase Date. Purchaser shall not be obligated to purchase any Eligible Loan if Purchaser does not agree, or has not previously agreed in writing to such modifications, amendments or replacement documents for such Eligible Loan.

2.6.	Limitation on Purchase Obligation.

Purchaser shall have no obligation to purchase any Eligible Loan: (a) at any time after the termination of this Agreement, except those Eligible Loans for which outstanding Purchase Commitments have been made; or (b) if any Event of Default by Seller has occurred and is continuing at the time of the sale to Purchaser.

2.7.	Control of Purchased Loan.

(a) During the term of this Agreement, and as required by Applicable Law thereafter, Seller shall maintain accurate Records with respect to all Purchased Loans.

(b) Control and ownership of each Purchased Loan shall be established by an electronic Record of such Purchased Loan that: (i) contains an identifiable and authoritative copy of the Loan Documents; (ii) identifies the Purchaser as the purchaser of the Purchased Loan; (iii) is made available to Purchaser through the Purchaser Online Account; (iv) is not altered to add or change the identification of Purchaser as purchaser of the Purchased Loan without the participation of Purchaser; and (v) is not revised except in accordance with the terms of the Loan Servicing Agreement, the Loan Documents, or the written consent of Purchaser, or unless required by Applicable Law.

ARTICLE 3.

TRUE SALE; GRANT OF SECURITY INTEREST; ENFORCEMENT

3.1.	True Sale.

Each of Seller and Purchaser agree that the transactions contemplated hereby are intended to be and shall constitute sales of the Purchased Loans transferred pursuant to Article 2 above, and are not intended to be financings or loans by Purchaser to Seller. The Parties shall treat such transactions as sales for tax, accounting and all other purposes. The sale of each Purchased Loan pursuant to Article 2 above transfers to Purchaser all of Seller’s right, title and interest in and to such Purchased Loan, and Seller will not retain any residual rights with respect to any Purchased Loan. Notwithstanding the two immediately preceding sentences, Purchased Loans are sold servicing-retained in accordance with, and Seller shall retain rights to service the Purchased Loans under, the Servicing Agreement, unless otherwise specified in writing by the parties, and Seller shall retain the customer relationship, including all marketing rights, with Borrower.

3.2.	Grant of Security Interest.

(a) Notwithstanding the intent of the Parties, in the event that the transactions contemplated hereby are construed to be financings by Purchaser to Seller or the Purchased Loans are determined or held to be property of Seller, then: (a) Seller hereby grants to Purchaser a present and continuing security interest in and to the following, whether now existing or hereafter created, (i) all Purchased Loans, (ii) all of the related Loan Document Packages for such Purchased Loans, and (iii) all proceeds (as defined in the UCC) of the foregoing (collectively, the “Purchased Loan Collateral”); (b) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC; (c) the transfers of the Purchased Loans provided for herein shall be deemed to be a grant by Seller to Purchaser of a first priority lien upon and security interest in all of Seller’s right, title and interest in and to the Purchased Loan Collateral; (d) the possession by Purchaser of the Purchased Loans and related Loan Document Packages and such other items of property as constitute instruments, chattel paper, money, negotiable documents, general intangibles or accounts shall be deemed to be “possession by the secured party” for purposes of perfecting the lien or security interest pursuant to the UCC, including Section 9-305 of the UCC; (e) Purchaser is hereby authorized to take all necessary or appropriate actions to perfect its security interest in the Purchased Loan Collateral and shall file financing statements on form UCC-1 naming Purchaser as secured party and Seller as debtor, and identifying the Purchased Loan Collateral as collateral therein; and (f) notifications to Persons holding such property and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of Purchaser for the purpose of perfecting such lien or security interest under the UCC. Any assignment of the interests of Purchaser in the Purchased Loans pursuant to any provision hereof shall also be deemed to be an assignment of any lien or security interest created hereby in the Purchased Loan Collateral.

(b) Seller shall not create or permit any security interest in Purchased Loan Collateral, except in favor of Purchaser and, if necessary, shall modify any previously executed loan or security agreement to eliminate any security interest granted in the Purchased Loan Collateral, including without limitation any security interest in such Purchased Loan Collateral as proceeds or as after-acquired property.

(c) To the extent consistent with this Agreement, Seller and Purchaser shall take such actions as may be deemed reasonably necessary or appropriate such that, if this Agreement were deemed to create a lien upon or security interest in the Purchased Loan Collateral and all such reasonably necessary or appropriate actions had been taken, such lien or security interest would be deemed to be a perfected security interest of first priority under Applicable Law and will be maintained as such throughout the term of this Agreement, including, without limitation, the execution and delivery by Seller to the Purchaser of all assignments, security agreements, financing statements and other documents Purchaser reasonably requests, in form and substance reasonably satisfactory to the Purchaser.

3.3.	Purchaser Rights.

Seller acknowledges that because it has sold the Purchased Loans to Purchaser, Purchaser shall have all the rights associated with such Purchased Loans, including the right to take any action against any Borrower for non-payment subject to the provisions of the Servicing Agreement.

3.4.	Servicing Arrangements.

Concurrently with its entering into this Agreement, Purchaser has entered into the Servicing Agreement with Seller under which Seller will act as the Servicer of the Purchased Loans for Purchaser. Any transferee of a Purchased Loan by Purchaser or any subsequent party will be bound by the Servicing Agreement as if an original party thereto. Seller shall act as the Servicer of the Purchased Loans until such time as Purchaser terminates Seller as Servicer and appoints a successor Servicer of the Purchased Loans, which termination and subsequent appointment of a successor Servicer can only occur upon specific events set forth in the Servicing Agreement.

ARTICLE 4.

REPRESENTATION, WARRANTIES AND COVENANTS

4.1.	Seller Representations, Warranties and Covenants.

As of the date hereof and as of each Purchase Date, Seller hereby covenants, represents and warrants that:

(a) Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is in good standing with every Regulatory Authority having jurisdiction over its activities, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Seller. Seller has all requisite corporate power and authority to own its properties, carry on its business as and where now being conducted, execute and deliver this Agreement and the agreements to which it is or will become a party as contemplated by this Agreement, perform all its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general principles of equity.

(b) Seller has all material qualifications, regulatory permissions and/or licenses necessary for the acquisition of the Purchased Loans from Bank and the sale of the Purchased Loans to Purchaser, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Seller or its ability to perform the obligations set forth in this Agreement.

(c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated (assuming receipt of all necessary consents) by this Agreement nor compliance with its terms and conditions, shall conflict with or result in the breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon the Purchased Loans.

(d) Seller will not be rendered Insolvent by the consummation of the transactions contemplated hereby. Seller is not selling any Purchased Loan with any intent to hinder, delay or defraud any of its creditors.

(e) No consent, approval, authorization, registration, filing or order of any court or governmental or regulatory agency or body is required for the execution, delivery and performance by Seller of, or compliance by Seller with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization, registration, filing or order is required, Seller has obtained or will obtain it.

(f) The consummation of the transactions contemplated by this Agreement, the execution and delivery of this Agreement and compliance with the terms of this Agreement shall not materially conflict with, result in a material breach of, constitute a default under or be prohibited by, Seller’s charter or other agreement relating to its organization, or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which it is a party.

(g) There is no litigation or action at law or in equity pending or, to the best of Seller’s knowledge, threatened against Seller and no proceeding or investigation of any kind is pending or, to the best of Seller’s knowledge, threatened in writing, by any federal, state or local governmental or administrative body against Seller that would reasonably be expected to have a Material Adverse Effect on Seller’s ability to sell the Purchased Loans or Seller’s ability to consummate the transactions contemplated hereby.

4.2.	Purchased Loan Representations and Warranties.

Seller hereby represents, warrants and covenants to Purchaser as of the related Purchase Date with respect to each Purchased Loan acquired on such date that:

(a) Seller is the sole legal, beneficial and equitable owner of such Purchased Loan and has good and marketable title thereto, and has the right to assign, sell and transfer such Purchased Loan to Purchaser free and clear of any lien, pledge, charge, claim, security interest or other encumbrance, and Seller has not sold, assigned or otherwise transferred any right or interest in or to such Purchased Loan and has not pledged such Purchased Loan as collateral for any debt or other purpose.

(b) Such Purchased Loan complies with Applicable Laws in all material respects. Seller has not done anything to prevent or impair such Purchased Loan from being valid, binding and enforceable against such Borrower.

(c) To the actual knowledge of Seller, the applicable Borrower has not asserted any defense, counter claim, offset or dispute, and to the actual knowledge of Seller, such Purchased Loan was and is free of any defense, offset, counterclaim or recoupment that could be asserted by such Borrower.

(d) To the knowledge of Seller, the Purchased Loan is not delinquent.

(e) The terms, covenants and conditions of such Purchased Loan have not been waived, altered, impaired, modified or amended in any respect, except as previously disclosed in a written document to Purchaser or as otherwise allowed under the Loan Documents, which document has been included in the related Loan Document Package.

(f) To the knowledge of Seller, the loan identification number, initial principal balance on the date of issuance by Bank, loan Grade, term and interest rate provided by Seller to Purchaser through the Purchaser Online Account or the platform as to such Purchased Loan is true and correct in all material respects; provided that Seller does not make any representation as to the correctness of any information provided by Borrower.

(g) The Purchased Loan is not a revolving line of credit or similar credit facility and no obligation to make any future advance to the Borrower exists or is contemplated with respect to such Purchased Loan.

(h) The Purchased Loan is fully amortizing.

(i) To the knowledge of Seller, the Purchased Loan has been originated by Bank and acquired by Seller in accordance with the Bank Program.

(j) The Purchased Loan satisfies the Credit Criteria.

(k) The terms, covenants and conditions of such Purchased Loan have not been waived, altered, impaired, modified or amended in any respect, except as allowed under the Loan Documents.

4.3.	Purchaser Representations, Warranties and Covenants.

As of the date hereof and as of each Purchase Date, Purchaser hereby covenants, represents and warrants that:

(a) Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is in good standing with every regulatory body having jurisdiction over its activities of Purchaser, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Purchaser. If Purchaser is a Bank, (i) Purchaser is chartered under U.S. federal or state banking laws, or (ii) Purchaser is a foreign depository institution that will act for purposes of this Agreement solely through United States branches that are subject to U.S. federal or state banking laws.

(b) Purchaser has all requisite corporate power and authority to own its properties, carry on its business as and where now being conducted, execute and deliver this Agreement and the agreements to which it is or will become a party as contemplated by this Agreement, perform all its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general principles of equity.

(c) Purchaser has all material qualifications, regulatory permissions and/or licenses necessary for the acquisition of the Purchased Loans, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Purchaser or its ability to perform the obligations set forth in this Agreement.

(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated (assuming receipt of all necessary consents) by this Agreement nor compliance with its terms and conditions, shall conflict with or result in the breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon the Purchased Loans.

(e) Purchaser will not be rendered Insolvent by the consummation of the transactions contemplated hereby. Purchaser is not purchasing any Purchased Loan with any intent to hinder, delay or defraud any of its creditors.

(f) No consent, approval, authorization, registration, filing or order of any court or governmental or regulatory agency or body is required for the execution, delivery and performance by Purchaser of, or compliance by Purchaser with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization, registration, filing or order is required, Purchaser has obtained or will obtain it.

(g) The consummation of the transactions contemplated by this Agreement, the execution and delivery of this Agreement and compliance with the terms of this Agreement shall not materially conflict with, result in a material breach of, constitute a default under or be prohibited by, Purchaser’s charter or other agreement relating to its organization, or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which it is a party.

(h) There is no litigation or action at law or in equity pending or, to the best of Purchaser’s knowledge, threatened against Purchaser and no proceeding or investigation of any kind is pending or, to the best of Purchaser’s knowledge, threatened in writing, by any federal, state or local governmental or administrative body against Purchaser that would reasonably be expected to have a Material Adverse Effect on Purchaser’s ability to purchase the Purchased Loans or Purchaser’s ability to consummate the transactions contemplated hereby.

(i) Purchaser will not utilize Non-Public Borrower Data in any manner prohibited by the terms of Section 6.4.

ARTICLE 5.

INDEMNITY; REMEDIES

5.1.	Seller’s Indemnification.

Seller shall indemnify and hold harmless Purchaser and its Affiliates, trustees, directors, officers, employees, members, managers, representatives, stockholders and agents from and against any third party claims, losses, reasonable attorneys’ fees, damages, liabilities, costs, expenses, or suits for injury to any Person, damage to or loss of property, or any other claim directly arising out of and to the extent attributable to a) any grossly negligent or willful act or omission of Seller, its employees, or agents or b) the material breach of performance by Seller of this Agreement or any other agreement, instrument, or document executed in connection with this Agreement, including the failure to be in material compliance with Applicable Law. Purchaser is bearing the risk of loss on any Purchased Loans and non-payment or associated losses with respect to Purchased Loans shall not be indemnified losses under this Section 5.1.

5.2.	Purchaser’s Indemnification.

Purchaser shall indemnify and hold harmless Seller and its Affiliates, trustees, directors, officers, employees, members, managers, representatives, stockholders and agents from and against any third party claims, losses, reasonable attorneys’ fees, damages, liabilities, costs, expenses, or suits for injury to any Person, damage to or loss of property, or any other claim directly arising out of and to the extent attributable to a) any grossly negligent or willful act or omission of Purchaser, its employees, agents, or subcontractors or b) the material breach of performance by it of this Agreement or any other agreement, instrument, or document executed in connection with this Agreement including the failure to be in material compliance with Applicable Law.

5.3.	Notice of Claims.

A Party seeking indemnification under this Article 5 (the “Indemnified Party”) shall give prompt written notice to the other Party (the “Indemnifying Party”) of any claim or matter for which it may seek indemnity. The Indemnifying Party will have the right to defend the Indemnified Party against a third party claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the claim or matter that the Indemnifying Party will indemnify the Indemnified Party in accordance with this Article, and (ii) the Indemnifying Party conducts the defense of the third party claim or matter actively and diligently. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the claim. The Indemnifying Party shall not indemnify the Indemnified Party against any loss, liability or expense incurred by the Indemnified Party to the extent of the Indemnified Party’s negligence or willful misconduct. Knowledge by the Indemnified Party of any breach or non-compliance hereunder shall not constitute a waiver of the Indemnified Party’s rights and remedies under this Agreement, provided the Indemnified Party has notified the Indemnifying Party of such breach or non-compliance in a timely manner. No express or implied waiver by the Indemnifying Party of any default hereunder shall in any way be, or be construed to be, a waiver of any other default. The failure or delay of the Indemnified Party to exercise any of its rights granted hereunder regarding any default shall not constitute a waiver of such right as to any other default and any single or partial exercise of any particular right granted the Indemnified Party hereunder shall not exhaust the same or constitute a waiver of any other right provided herein.

ARTICLE 6.

ADDITIONAL COVENANTS

6.1.	Further Assurances.

Each Party, upon the reasonable written request of the other Party, shall execute and deliver to such other Party any reasonably necessary or appropriate additional documents, instruments or agreements as may be reasonably necessary or appropriate to effectuate the purposes of this Agreement or the consummation of the transactions contemplated hereunder. Each Party also agrees to perform its respective obligations under this Agreement in material compliance with Applicable Law and to reasonably cooperate in good faith with the other in resolving compliance with Applicable Law issues.

6.2.	Confidentiality.

(a) During the term of this Agreement, a Party (the “Recipient”) may receive or have access to certain information of the other Party (the “Discloser”) that is “Confidential Information,” including, though not limited to, records, documents, proprietary information, technology, software, trade secrets, financial and business information, or data related to either Party’s products (including the discovery, invention, research, improvement, development, manufacture, or sale thereof), processes, or general business operations (including sales, costs, profits, pricing methods, organization, employee or customer lists and process), whether oral, written, or communicated via electronic media or otherwise disclosed or made available to a Party or to which a Party is given access pursuant to this Agreement by the other Party, and any information obtained through access to any information assets or information systems (including computers, networks, voice mail, etc.), that, if not otherwise described above, is of such a nature that a reasonable person would believe to be confidential. Recipient shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Recipient uses to protect its own Confidential Information of a like nature. Recipient’s obligations shall only extend to (a) Confidential Information, (b) information that is marked as confidential at the time of disclosure, or (c) information that is unmarked (e.g., orally, visually or tangibly disclosed) but treated as confidential at the time of disclosure. This Agreement imposes no obligation upon Recipient with respect to information that: (1) was in Recipient’s possession before receipt from Discloser as evidenced by its books and records prior to the receipt of such information; (2) is or becomes a matter of public knowledge through no fault of Recipient, or its employees, consultants, advisors, officers or directors or Affiliates; (3) is rightfully received by Recipient from a third party without a duty of confidentiality; (4) is disclosed by Discloser to a third party without a duty of confidentiality on the third party; (5) is independently developed by Recipient without reference to the Confidential Information; (6) is disclosed under operation of law; or (7) is disclosed by Recipient with Discloser’s prior written approval. In addition to the foregoing, Purchaser covenants that it will not use, in violation of any Applicable Law, any material non-public information that has been provided to it by Seller in Purchaser’s decision to invest in any securities issued by the Seller, provided that the Loans and the Purchased Loans shall not be considered securities for the purposes of this Section 6.2(a). Recipient may disclose Confidential Information to its officers, directors, employees, members, partners, potential and existing financing sources (including, with respect to Purchaser, any potential or existing investor in asset-backed securities for which the Purchased Loans are included in the collateral or trust assets), advisors or representatives (including, without limitation, attorneys, accountants, insurers, rating agencies, consultants, bankers, financial advisors, custodian and backup servicer) (collectively, “Representatives”) who need to have access to such Confidential Information. Recipient shall be responsible for any breach of this Section 6.2 by any of its Representatives.

(b) Loan Documentation Packages may include Confidential Information that also meets the definition of non-public personally identifiable information (“NPI”) regarding a Borrower as defined by Title V of the Gramm-Leach-Bliley Act of 1999 and implementing regulations (collectively, the “GLB Act”). To the extent that Purchaser has access to NPI through Loan Documentation Packages or any other source, Purchaser agrees that such information will not be disclosed or made available to any third party, agent or employee for any reason whatsoever, other than with respect to: (1) Purchaser’s authorized employees, agents or representatives on a “need to know” basis in order for Purchaser to perform its obligations under this Agreement and other agreements related to the Purchased Loans, provided that such agents or representatives are subject to a confidentiality agreement which shall be consistent with and no less restrictive than the provisions of this Article 6; and (2) as required by law or as otherwise permitted by this Agreement or the GLB Act regarding “Privacy” of NPI, either during the term of this Agreement or after the termination of this Agreement, provided that, prior to any disclosure of NPI as required by Applicable Law, Purchaser shall (i) not disclose any such information until it has notified Seller in writing of all actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure promptly upon becoming so obligated, and (ii) cooperate to the fullest extent possible with all lawful efforts by Seller to resist or limit disclosure. To the extent that Purchaser maintains or accesses any NPI, Purchaser shall comply with all Applicable Law regarding use, disclosure and safeguarding of any and all consumer information and will maintain a comprehensive written information security program, in compliance with Applicable Law, which shall include all necessary measures, including the establishment and maintenance of appropriate policies, procedures and technical, physical, and administrative safeguards, to (w) ensure the security and confidentiality of the NPI, (x) protect against any foreseeable threats or hazards to the security or integrity of NPI, (y) protect against unauthorized access to or use of such information, and (z) ensure appropriate disposal of NPI.

(c) Should there be any unauthorized release or breach of NPI maintained by a Party (“Data Breach”), such Party agrees to immediately provide notice to the other Party of same and shall specify the corrective action that was or will be taken. The breached or releasing Party shall assess the nature and scope of any Data Breach and specifically identify the NPI that has or may have been improperly accessed, released or misused. The breached or releasing Party shall take reasonable and appropriate steps to contain and control any Data Breach relating to the NPI and assist the other Party at the expense of the breached or releasing Party with all reasonably requested steps needed to notify Borrowers of any such Data Breach.

(d) Following the termination of this Agreement, each Party agrees that it will return or destroy all copies of Confidential Information of the other Party, without retaining any copies thereof, and destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting any Confidential Information; provided, however, that each Party may retain such limited copies or materials containing Confidential Information of the other Party for customary document retention and audit purposes, as required by Applicable Law, and subject to the terms of this Agreement.

6.3.	No Use of Non-Public Borrower Data.

In the course of purchasing and holding Purchased Loans, Purchaser may have access to certain information concerning Borrowers. Such information could include any and all items included in a Loan Document Package and all information included in a listing for an Eligible Loan (the “Borrower Data”). Certain of the Borrower Data is published in connection with an Eligible Loan, and other information, included in certain documents in the Loan Document Package, is not publicly disclosed and may constitute NPI (collectively, “Non-Public Borrower Data”). Purchaser will not utilize Non-Public Borrower Data for any purpose not in connection with the transactions contemplated under this Agreement, and will not seek the identity of any Borrower or contact any Borrower for any purpose.

ARTICLE 7.

REPURCHASE OBLIGATION

7.1.	Repurchase for Verified ID Fraud.

In the event that any Purchased Loan sold by Seller to Purchaser hereunder experiences an occurrence of fraud as evidenced by:

(i)	Obtaining an identity theft report (“ID Theft Report”) from law enforcement,

(ii)	preparation of a Federal Trade Commission or company-specific equivalent ID Theft Affidavit, Seller shall repurchase such Purchased Loan at an amount equal to the related Repurchase Price (as defined in Section 7.2 below) within thirty (30) Business Days of its review and approval of the foregoing.

7.2.	Repurchase Price.

For each repurchase of a Purchased Loan under Section 7.1, the “Repurchase Price” to be paid by Seller shall be equal to the original Purchase Price paid by Purchaser, minus all payments, if any, received by Purchaser with respect to such Purchased Loan after the Purchase Date. Upon receipt of such Repurchase Price, Purchaser shall transfer its interest in such repurchased Purchased Loan to Seller on an “AS-IS,” “WHERE-IS” basis, without any representations or warranties other than with respect to Purchaser’s clear and marketable title to such Repurchased Loan. Any repurchase by Seller pursuant to Section 7.1 shall be made by the wire transfer of immediately available funds to the bank account as designated by the Purchaser.

ARTICLE 8.

TERM AND TERMINATION

8.1.	Term.

Unless earlier terminated pursuant to this Section or Section 8.2, this Agreement shall terminate on [                    ]. Either Party may, in its sole discretion, terminate this Agreement without cause by providing the other Party with at least thirty (30) days prior written notice of the termination date; provided that any unfunded Purchase Commitments of Purchaser outstanding on the termination date shall remain in full force and effect.

8.2.	Termination.

(a) Purchaser reserves the right to terminate this Agreement and any outstanding unfunded Purchase Commitment immediately upon the occurrence of any of the following events (each an “Event of Default”):

(i)	Seller shall fail to perform or observe any material obligation, covenant or agreement contained in this Agreement and such failure shall continue for more than thirty (30) days after Seller’s receipt of Purchaser’s written demand that Seller cure such failure;

(ii)	Seller shall become Insolvent, or there is a substantial cessation of its regular course of business, or a receiver or trustee of Seller’s assets is appointed;

(iii)	Any material representation or warranty of Seller contained in this Agreement shall prove to have been materially false or misleading when made, and such misstatement shall not be cured within thirty (30) days after Seller’s receipt of Purchaser’s written demand that Seller cure such misstatement;

(iv)	Seller shall cease to be in good standing with any regulatory body having oversight over the operations of Seller or Seller shall become subject to any regulatory action that would restrict or prohibit Seller from meeting its obligations under the terms of this Agreement;

(v)	There shall occur any change in any federal, state or local law, statute, regulation or order or in any requirement of any Regulatory Authority, which change (x) makes it illegal or impractical for the Purchaser to purchase or own, or for the Seller to sell or service, Loans, or (y) would reasonably be expected to result in a Material Adverse Change to Seller; or

(vi)	The Servicing Agreement is terminated, or the arrangements under which Seller acquires Loans from all Banks are cancelled, suspended, prohibited or otherwise terminated. Seller shall provide Purchaser with written notice within three (3) Business Days of the occurrence of an Event of Default pursuant to this clause (vi).

In addition, this Agreement will automatically terminate if there shall be commenced by or against Seller any voluntary or involuntary bankruptcy petition, or Seller shall make an offer or assignment or compromise for the benefit of creditors.

(b) Seller reserves the right to terminate this Agreement and any unfunded Purchase Commitments immediately upon the occurrence of any of the following events:

(i)	Seller is required, or a requirement has been imposed upon Seller, to comply with any risk retention rule (or other similar rule of similar effect) in connection with the transactions contemplated by this Agreement;

(ii)	Purchaser shall fail to perform or observe any material obligation, covenant or agreement, contained in this Agreement and such failure shall continue for more than thirty (30) days after Purchaser’s receipt of Seller’s written demand that Purchaser cure such failure;

(iii)	Any material representation or warranty of Purchaser contained in this Agreement or the Servicing Agreement, shall prove to have been materially false or misleading when made, and such misstatement shall not be cured within thirty (30) days after Purchaser’s receipt of Seller’s written demand that Purchaser cure such misstatement;

(iv)	Purchaser shall cease to be in good standing with any regulatory body having oversight over the operations of Purchaser or Purchaser shall become subject to any regulatory action that would restrict or prohibit Purchaser from meeting its obligations under the terms of this Agreement;

(v)	Purchaser shall become Insolvent, or Purchaser ceases to do business as a going concern, or there is a substantial cessation of its regular course of business, or a receiver or trustee of Purchaser’s assets is appointed; or

(vi)	The arrangements under which Seller acquires Loans from all Banks are cancelled, suspended, prohibited or otherwise terminated by the Banks for reason other than an event of default or action of the Seller.

In addition, this Agreement will automatically terminate if there shall be commenced by or against Purchaser or any related party in the transactions contemplated hereby any voluntary or involuntary bankruptcy petition, or Purchaser shall make an offer or assignment or compromise for the benefit of creditors.

8.3.	Effect of Termination.

Upon the termination of this Agreement, all the obligations of Purchaser to purchase Loans and of Seller to sell Loans shall cease, other than those Eligible Loans that are subject to any outstanding Purchase Commitments. The obligations of Purchaser and Seller hereunder with respect to all outstanding Purchased Loans shall continue in full force and effect until all Purchased Loans have been paid in full or are otherwise discharged or expire. The confidentiality and indemnity provisions of this Agreement shall survive termination of this Agreement.

ARTICLE 9.

MISCELLANEOUS

9.1.	Notices.

All notices and other communications hereunder and under any Loan Documents will be in writing and will be deemed to have been duly given when delivered in person, by facsimile or email with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to Purchaser:

INSERT ADDRESS

Attention:

Email Address:

With a copy to (which will not constitute notice):

INSERT ADDRESS

Attention:

Email Address:

if to Seller:

LendingClub Corporation

71 Stevenson St., Suite 300

San Francisco, CA 94105

Attention: SVP, Institutional Group

E-mail Address:

With a copy to (which will not constitute notice):

LendingClub Corporation

71 Stevenson St., Suite 300

San Francisco, CA 94105

Attention: General Counsel

E-mail Address:

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person will be deemed effective upon delivery. Any notice or communication sent by facsimile, email, or air courier will be deemed effective on the first Business Day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail will be deemed effective on the third Business Day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

9.2.	Amendment; Waiver.

Except as otherwise expressly provided herein, Purchaser and Seller may amend this Agreement, from time to time, in a writing signed by duly authorized representatives of Seller and Purchaser. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the Party against whom such waiver or modification is sought to be enforced.

9.3.	Cumulative Rights.

All rights and remedies of the parties hereto under this Agreement shall, except as otherwise specifically provided herein, be cumulative and non-exclusive of any rights or remedies which they may have under any other agreement or instrument, by operation of law, or otherwise.

9.4.	Assignment.

The rights and obligations of either Party under this Agreement shall not be assigned without the prior written consent of the other Party, and any such assignment without the prior written consent of the other Party shall be null and void. This Section 9.4 shall not in any way prohibit or limit Purchaser’s ability to assign, pledge, hypothecate or otherwise dispose of Purchased Loans or its other rights under this Agreement relating to the Purchased Loans.

9.5.	Place of Delivery, Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by Purchaser and shall be deemed to have been made in the State of Delaware.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

EACH PARTY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND/OR STATE COURTS OF THE STATE OF DELAWARE FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT.

EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

9.6.	Limitation of Liability.

EXCEPT FOR ACTS OR OMISSIONS THAT CONSTITUTE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES, BENEFICIARIES, ASSIGNEES OR SUCESSORS (BY ASSIGNMENT OR OTHERWISE) BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER ENTITY FOR ANY LOST PROFITS, COSTS OF COVER, OR OTHER SPECIAL DAMAGES, OR ANY PUNITIVE, EXEMPLARY, REMOTE, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, UNDER THIS AGREEMENT INCURRED OR CLAIMED BY ANY PARTY OR ENTITY (OR SUCH PARTY OR ENTITY’S OFFICERS, DIRECTORS, STOCKHOLDERS, MEMBERS OR OWNERS), HOWEVER CAUSED, ON ANY THEORY OF LIABILITY.

9.7.	Further Agreements.

Purchaser and Seller each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

9.8.	Successors and Assigns.

Subject to Section 9.4, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

9.9.	Severability.

Any part, provision, representation or warranty of this Agreement that is prohibited or not fully enforceable in any jurisdiction, will be ineffective only to the extent of such prohibition or unenforceability without otherwise invalidating or diminishing either Party’s rights hereunder or under the remaining provisions of this Agreement in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable in any respect any such provision in any other jurisdiction.

9.10.	Entire Agreement.

As of the date hereof, Seller and Purchaser hereby acknowledge and agree that this Agreement, together with the exhibits hereto, represents the complete and entire agreement between the Parties, and shall supersede all prior written or oral statements, agreements or understandings between the Parties relating to the subject matter of this Agreement.

9.11.	No Joint Venture or Partnership.

Each Party (including any of its respective permitted successors and assignees) acknowledges and agrees that such Party will not hold itself out as an agent, partner or co-venturer of the other Party and that this Agreement and the transactions contemplated hereby including the payment of any fees, any expense reimbursement or any referral fee are not intended and do not create an agency, partnership, joint venture or any other type of relationship between or among the Parties, except to the extent that any independent contractual relationship established hereby.

9.12.	Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

9.13.	Costs.

Each of Purchaser and Seller shall bear its own costs and expenses in connection with this Agreement, including without limitation any commissions, fees, costs, and expenses, including those incurred in relation to due diligence performed or legal services provided in connection with this Agreement.

9.14.	Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.

9.15.	No Petition.

Notwithstanding any prior termination of this Agreement, to the fullest extent permitted by Applicable Law, each Party agrees that it shall not institute, or join any other Person in instituting, a petition or a proceeding that causes (a) the other Party to be a debtor under any federal or state bankruptcy or similar insolvency law or (b) a trustee, conservator, receiver, liquidator, or similar official to be appointed for such other Party or any substantial part of any of its property.

9.16.	Force Majeure.

If any Party anticipates being unable or is rendered unable, wholly or in part, by an extreme and unexpected force outside the control of such Party (including, but not limited to, act of God, legislative enactments, strikes, lock-outs, riots, acts of war, epidemics, fire, communication line or power failure, earthquakes or other disasters) to carry out its obligations under this Agreement, that Party shall give to the other Party in a commercially reasonable amount of time written notice to that effect, the expected duration of the inability to perform and assurances that all available means will be employed to continue and/or restore performance. Upon receipt of the written notice, the affected obligations of the Party giving the notice shall be suspended so long as such Party is reasonably unable to so perform and such Party shall have no liability to the other for the failure to perform any suspended obligation during the period of suspension; however, the other Party may at its option terminate this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused to be duly authorized, executed and delivered, as of the date first above written, this LOAN PURCHASE AGREEMENT.

PURCHASER:

[ ]

By:
Name:
Title:

SELLER:

LENDINGCLUB CORPORATION

By:
Name:
Title:

EXHIBIT A

CREDIT CRITERIA

1.	The credit criteria and underwriting procedures of the Bank for making unsecured consumer loans that meet the credit threshold made publically available by Seller, together with any modifications thereto (including, without limitation, modifications to allow such credit policy to be adopted by or applicable to any new Bank added after the Launch Date).

2.	The credit criteria and underwriting procedures of the Bank for making unsecured consumer loans that meet the “Superprime” credit threshold (as such term is defined by LendingClub), together with any modifications thereto (including, without limitation, modifications to allow such credit policy to be adopted by or applicable to any new Bank added after the Launch Date).

EXHIBIT B

LOAN DOCUMENTS

1.	Truth in Lending Disclosure

2.	Borrower Credit Profile Authorization

3.	Borrower Bank Account Verification

4.	Loan Agreement

5.	Non-Negotiable Promissory Note (Note: form is included as Exhibit A to Loan Agreement)

6.	Applicable Privacy Notice (Note: form is included as Exhibit B to Loan Agreement)

7.	Borrower Membership Agreement

8.	Terms of Use

EXHIBIT C

PURCHASE INSTRUCTION

Pursuant to Section 2 of the Loan Purchase Agreement between LendingClub Corporation (“Seller”) and the undersigned (“Purchaser”), Purchaser provides these Purchase Instructions, which Purchase Instructions shall supersede any and all prior Purchase Instructions.

DESIRED ALLOCATION:

Purchaser wishes to make Purchase Commitments as to Eligible Loans across specified Loan grades and terms in accordance with the following percentages:

GRADE:

Grade AA (Not available in 5yr term)		Grade A		Grade B		Grade C		Grade D		Grade E		Grade F		Grade G
	%		%		%		%		%		%		%		%

TERM:

% 24-Month + % 36-Month + % 60-Month + % 84-Month = 100%
(AA and A product only) (AA product only)

ADDITIONAL INSTRUCTIONS (OPTIONAL):

•

•

•

PURCHASER:

[ ]

By:
Name:
Title:

ACCEPTED BY SELLER:

SELLER:

LENDINGCLUB CORPORATION

By:	Date: